UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2008
SPANISH BROADCASTING SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27823	13-3827791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 South Bayshore Drive, PH II, Coconut Grove, Florida	33133
(Address of principal García offices)	(Zip Code)
(305) 441-6901
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On August 20, 2008, Spanish Broadcasting System, Inc. (the “Company”) received a written deficiency notice (the “Notice”) from the Nasdaq Stock Market (“NASDAQ”), stating that the Company was not in compliance with the minimum bid price rule contained in Nasdaq Marketplace Rule 4450(b) (the “Minimum Bid Price Rule”) because the bid price per share of the Company’s common stock closed below $1.00 per share for 30 consecutive business days. The Notice also stated that in accordance with Nasdaq Marketplace Rule 4450(e)(2), the Company will be provided 180 calendar days, or until February 17, 2009, to regain compliance with the Minimum Bid Price Rule. To regain compliance with the Minimum Bid Price Rule the closing bid price of the Company’s common stock must remain at or above $1.00 per share for at least 10 consecutive business days.
The Company intends to use all reasonable efforts to maintain the listing of its common stock on the Nasdaq Global Market, but there can be no guarantee that the Company will regain compliance with the continued listing requirements.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits.

99.1 —	Press Release, dated August 22, 2008, announcing receipt of NASDAQ deficiency notice.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANISH BROADCASTING SYSTEM, INC. (Registrant)
August 22, 2008	By:	/s/ Joseph A. García
Joseph A. García
Senior Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Secretary

Exhibit Index

Exhibit No.	Description

99.1 —	Press Release, dated August 22, 2008, announcing receipt of NASDAQ deficiency notice.

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